Exhibit 3.2

amended and restated
BYLAWS
OF
BANK7 CORP.

June 26, 2018

amended and restated
BYLAWS
OF
bank7 corp.

ARTICLE I

Shareholders’ Meetings

Section 1. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and date each year as shall be determined by the Board of Directors (the “Board”) of Bank7 Corp. (the “Corporation”). If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day. The meeting shall be held at the principal offices of the Corporation or at such other place as shall be determined by the Board.

Section 2. Special Meetings.

(a) Unless otherwise required by law and subject to the Certificate of Incorporation of the Corporation, as it may be amended from time to time (the “Certificate”), special meetings of the shareholders of the Corporation, for any purpose or purposes, may be called only by (i) a majority of the then authorized number of directors on the Board, (ii) the chairman of the Board, (iii) the president of the Corporation or (iv) holders of at least thirty percent (30%) of the shares of stock of the Corporation entitled to vote at such meeting (the “requisite percent”) who deliver a written request to call the special meeting in accordance with these Bylaws. Only such business shall be conducted at a special meeting of shareholders as shall have been properly brought before the meeting. The Board may postpone or reschedule any previously scheduled special meeting.

(b) Any shareholder seeking to request a special meeting shall first request that the Board fix a record date to determine the shareholders entitled to request a special meeting (the “ownership record date”) by delivering notice in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (the “record date request notice”). A shareholder’s record date request notice shall set forth the number of shares of stock of the Corporation which are owned of record and beneficially by the shareholder and state the business proposed to be acted on at the meeting (including the identity of nominees for election as director, if any). Upon receiving a record date request notice, the Board may set an ownership record date. Notwithstanding any other provision of these Bylaws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board, and shall not be more than ten (10) days after the close of business on the date upon which the resolution fixing the ownership record date is adopted by the Board. If the Board, within ten (10) days after the date upon which a valid record date request notice is received by the Secretary of the Corporation, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the tenth (10th) day after the date upon which a valid record date request notice is received by the Secretary (or, if such tenth (10th) day is not a business day, the first business day thereafter).

(c) In order for a special meeting requested by the shareholders (a “shareholder-requested special meeting”) to be called, one or more written requests for a special meeting signed by the shareholders (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the ownership record date, at least the requisite percent (the “special meeting request”) must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. A special meeting request shall: (i) state the business (including the identity of nominees for election as director, if any) proposed to be acted on at the meeting; (ii) bear the date of the signature of each shareholder (or duly authorized agent) submitting the special meeting request; (iii) set forth the name and address of each shareholder submitting the special meeting request, as they appear on the Corporation’s books; (iv) contain all of the information required by Section 10(c) of this Article I with respect to any business or director nominations proposed to be presented at the special meeting and with respect to such shareholder, beneficial owner, if any, on whose behalf the nomination or proposal is made, and of their respective affiliates or associates or others acting in concert therewith (other than with respect to shareholders or beneficial owners who (x) have provided such request solely in response to any form of public solicitation for such requests and (y) are not affiliates or associates of, or acting in concert with, the shareholder or beneficial owner, if any, filing such solicitation statement); (v) include documentary evidence that the requesting shareholders own the requisite percent as of the ownership record date; provided, however, that if the requesting shareholders are not the beneficial owners of stock of the Corporation representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares of stock of the Corporation owned by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; and (vi) be delivered to the Secretary at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested, within sixty (60) days after the ownership record date. The special meeting request shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such request shall be true and correct as of the record date for the shareholder-requested special meeting, and as of the date that is ten (10) business days prior to such meeting or the date of any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for such meeting, in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. Notwithstanding the foregoing or any other provision of these Bylaws, if the record date for determining the shareholders entitled to vote at the meeting is different from the record date for determining the shareholders entitled to notice of the meeting, the special meeting request shall be updated and supplemented: (y) within the time frames set forth in the preceding sentence; or (z) by 8 a.m. local time at the principal executive offices of the Corporation on the date of the meeting or of any adjournment or postponement thereof, whichever is

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earlier, and in either case, the information when provided to the Corporation shall be current as of the record date for determining the shareholders entitled to vote at the meeting. In addition, a requesting shareholder and each other person (including any beneficial owner) on whose behalf the shareholder is acting, shall provide such other information as the Corporation may reasonably request within ten (10) business days of such a request.

(d) After receiving a special meeting request, the Board shall determine whether the shareholders requesting the special meeting have satisfied the requirements for calling a special meeting of shareholders, and the Corporation shall notify the requesting shareholder or shareholders of the Board’s determination about whether the special meeting request is valid. The date, time and place of the special meeting shall be fixed by the Board, and the date of the special meeting shall not be more than ninety (90) days after the date on which the Board fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board as set forth in Section 7 of Article IV of these Bylaws.

(e) In addition to the other requirements in this Section 2, a special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for shareholder action under, or that involves a violation of, applicable law, the Certificate or these Bylaws; (ii) an item of business that is the same or substantially similar (as determined in good faith by the Board) was presented at a meeting of shareholders occurring within ninety (90) days preceding the earliest date of signature on the special meeting request; (iii) the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of shareholders; or (iv) the special meeting request does not comply with the requirements of these Bylaws.

(f) Any shareholder who submitted a special meeting request may revoke its written request by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the shareholder-requested special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the shareholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own at least the requisite percent at all times between the date the record date request notice is received by the Corporation and the date of the applicable shareholder-requested special meeting, and the requesting shareholder shall promptly notify the Secretary of the Corporation of any decrease in ownership of shares of stock of the Corporation held by the requesting shareholders that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the Board shall have the discretion to determine whether or not to proceed with the special meeting (and may cancel such meeting).

(g) Business transacted at any shareholder-requested special meeting shall be limited to: (i) the purpose stated in the valid special meeting request received from the requisite percent and (ii) any additional matters that the Board determines to include in

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the Corporation’s notice of the meeting (which the Board may revise or supplement). If none of the shareholders who submitted the special meeting request, or their qualified representatives, appears at the shareholder-requested special meeting to present the matters to be presented for consideration that were specified in the special meeting request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

Section 3. Notice of Meetings. Except as otherwise provided by law or the Certificate, notice of each meeting of the shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to notice of the meeting. Each notice shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. If given by a form of electronic transmission consented to by the shareholder, notice shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the shareholder or as otherwise provided by the OGCA. Unless otherwise required by law or the Certificate, any notice to shareholders given by the Corporation shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given; provided, however, that any shareholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of the Corporation’s intention to send such single notice, shall be deemed to have consented to receiving such single written notice.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notice of adjournment of any meeting of shareholders need not be given if the date, time, place, if any, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or, after adjournment, a new record date is fixed for the adjourned meeting.

Section 4. Quorum. The holders of a majority of the shares of stock entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum for the transaction of business at all meetings of the shareholders.

Section 5. Withdrawal of Quorum. Unless otherwise provided by the Certificate, after a quorum is present at a meeting of the shareholders, the shareholders may conduct business properly

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brought before the meeting until the meeting is adjourned. The subsequent withdrawal from the meeting of a shareholder or the refusal of a shareholder present or represented by proxy at the meeting to vote does not negate the presence of a quorum at the meeting.

Section 6. Adjournments. The presiding officer of the meeting or the holders of a majority of the votes entitled to be cast by the shareholders who are present in person or by proxy may adjourn any annual or special meeting of shareholders from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the presiding officer of the meeting or the holders of a majority of the votes entitled to be cast by the shareholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 7. Organization of Meetings. At every meeting of shareholders, the presiding officer shall be the chairman of the Board or, in the event of his or her absence or disability, any officer or director chosen by the Board. If the Board has not otherwise designated a presiding officer for the meeting and the chairman of the Board is unavailable, then the chief executive officer, the president, a vice president or the Secretary (in such order) shall serve as the presiding officer of the meeting. The Secretary, or in the event of his or her absence or disability, any Assistant Secretary designated by the presiding officer, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as secretary of the meeting.

Section 8. Conduct of Meetings. The Board may, to the extent not prohibited by applicable law, adopt by resolution such rules, regulations and procedures for the conduct of any annual or special meeting of shareholders as the Board shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the presiding officer of any meeting of shareholders shall have the right, power and authority to determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion, to convene and to recess or adjourn the meeting, to prescribe such rules, regulations or procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting of shareholders. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may to the fullest extent not prohibited by applicable law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted proxies and any such other persons as the Board or the presiding officer of the meeting shall determine; (iv) restrictions on the entry to the meeting after the time fixed for the commencement thereof; (v) the manner in which all persons attending the meeting may participate, including limitations on the time allotted to questions or comments by participants; (vi) excluding any shareholder or its proxy from any meeting of the shareholders based upon any determination, in the presiding officer’s sole discretion, that such person has unduly disrupted the proceedings; and (vii) the opening and closing of the voting polls. The presiding officer of any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the

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meeting that a matter or business was not properly brought before the meeting, and if such presiding officer should so determine, the presiding officer shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 9. Order of Business at Meetings of Shareholders.

(a) Annual Meetings of Shareholders. At any annual meeting of the shareholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly made at the annual meeting, by or at the direction of the Board, or (iii) otherwise properly requested to be brought before the annual meeting by a shareholder of the Corporation in accordance with these Bylaws. For nominations of persons for election to the Board or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, a shareholder must (x) be a shareholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board and at the time of the annual meeting, (y) be entitled to vote at such annual meeting and (z) comply with the procedures set forth in these Bylaws as to such nomination or other business. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals before an annual meeting of shareholders.

(b) Special Meetings of Shareholders. At any special meeting of the shareholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the special meeting, by or at the direction of the Board, or (iii) specified in a special meeting request in accordance with Section 2(b) of this Article I. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board or (B) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (x) is a shareholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (y) is entitled to vote at the meeting and (z) complies with the procedures set forth in these Bylaws as to such nomination. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals before a special meeting of shareholders.

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(c) General. Except as otherwise provided by law, the Certificate or these Bylaws, the presiding officer of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before any meeting of shareholders was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded. If the shareholder or its qualified representative fails to appear at the meeting, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation. Any business to be proposed by a shareholder must be a proper subject for shareholder action under applicable law and the Certificate.

Section 10. Advance Notice of Shareholder Business and Nominations.

(a) Annual Meeting of Shareholders. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 9(a) of this Article I, the shareholder must have given timely notice thereof in proper form (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 11 of this Article I) and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting, or the announcement thereof, or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. If a shareholder who has given timely notice as required herein to make a nomination or

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bring other business before any such meeting intends to authorize another person to act for such shareholder as a proxy to present the nomination or other proposal at such meeting, the shareholder shall give notice of such authorization in writing to the Secretary not less than three (3) business days before the date of the meeting, including the name and contact information for such person.

(b) Special Meetings of Shareholders. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the meeting, provided that the shareholder gives timely notice thereof in proper form (including the completed and signed questionnaire, representation and agreement required by Section 11 of this Article I) and timely updates and supplements thereof in writing to the Secretary. In order to be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made or the date of the special meeting. In no event shall any adjournment or postponement of a special meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. If a shareholder who has given timely notice as required herein to bring any business before any such meeting intends to authorize another person to act for such shareholder as a proxy to present the proposal at such meeting, the shareholder shall give notice of such authorization in writing to the Secretary not less than three (3) business days before the date of the meeting, including the name and contact information for such person.

(c) Other Provisions. To be in proper form, a shareholder’s notice (whether given pursuant to Section 2(c), Section 10(a) or Section 10(b) of this Article I) to the Secretary must include the following, as applicable:

(i) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective

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affiliates or associates or others acting in concert therewith, (ii) the name and address of any nominee or custodian who holds shares or other securities of the Corporation on behalf of such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, indicating the number of shares or other securities held by such nominee or custodian, (iii) (A) the class or series and number of shares of the Corporation and any other securities of the Corporation or any of its subsidiaries which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares or other securities of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares or other securities of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares or other securities of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any shares or other securities of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy (other than a revocable proxy given solely in response to a solicitation made by such shareholder to all of the Corporation’s other shareholders pursuant to a publicly disclosed proxy solicitation statement, a true and complete copy of which has previously been delivered to the Secretary of the Corporation at the principal executive offices of the Corporation), (D) any agreement, arrangement, understanding, relationship, or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder, beneficial owner, if any, or any affiliates or associates or others

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acting in concert therewith, with respect to any class or series of shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares or other securities of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends or other distributions on any shares or other securities of the Corporation owned beneficially by such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) to which such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, is entitled based on any increase or decrease in the value of shares or other securities of the Corporation or Derivative Instruments, if any, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation or its subsidiaries held by such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, and (I) any direct or indirect interest of such shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation or its subsidiaries (including, in any such case, any employment agreement, indemnification agreement or consulting agreement), and (iv) any other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation;

(ii) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in paragraph (i) above, also set forth: (A) a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith in such business, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (iii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, or any of their respective affiliates and associates, or others acting in concert therewith, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(iii) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee for the last five (5) years (or more, if material), including information about the nominee’s

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particular areas of expertise or other relevant qualifications; (C) familial relationships with other directors or officers of the Corporation or its subsidiaries, if any; (D) a description of all arrangements or understandings between the nominee and any other person(s) (naming such person(s)) pursuant to which the nominee was or is to be selected as a nominee, if any; (E) involvement in any material legal proceedings during the last five (5) years; (F) other directorships currently held, or held during the past five (5) years, (i) at any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or (ii) at any other financial institution or bank holding company, in each case, naming such company, financial institution or bank holding company; (G) written consent to being named as a nominee and to serving as a director, if elected; (H) (i) any significant equity interests in any principal competitor of the Corporation or its subsidiaries held by such nominee and (ii) any direct or indirect interest of such shareholder, beneficial owner, if any, or any of their respective affiliates and associates, or others acting in concert therewith, in any contract with any principal competitor of the Corporation or its subsidiaries (including, in any such case, any employment agreement, indemnification agreement or consulting agreement); (I) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the shareholder, beneficial owner, if any, or any of their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand; and (J) any other information that would be required to be disclosed (i) in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and (ii) pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination or the beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registration, in each case regardless of whether such laws, rules or regulations apply; and

(iv) with respect to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board, a shareholder’s notice must, in addition to the matters set forth in paragraphs (i) and (iii) above, also include a completed and signed questionnaire, representation and agreement required by Section 11 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve on the Board or as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

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(d) Nothing in these Bylaws shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation if and to the extent provided for under law, the Certificate or these Bylaws.

(e) For purposes of these Bylaws, “public announcement” shall include any disclosure in a press release reported by a national news service, including the Dow Jones News Service and the Associated Press, or in a document publicly filed by the Corporation with the Securities and Exchange Commission or any applicable stock exchange. For purposes of these Bylaws, a “qualified representative” with respect to a shareholder shall mean a duly authorized officer, manager or partner of such shareholder or a person authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of such writing) delivered to the Secretary of the Corporation at the principal executive offices of the Corporation prior to the making of such nomination or proposal at the meeting which states that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(f) Notwithstanding the provisions of these Bylaws, a shareholder shall also comply with all applicable laws with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Securities Exchange Act of 1934 or the rules or regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 10 of these Bylaws. For the avoidance of doubt, the obligations to update and/or supplement as set forth in Section 10(a) and Section 10(b) or in any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect, extend any applicable deadlines hereunder or under any other provision of the Bylaws, or enable or be deemed to permit a shareholder who has previously submitted notice hereunder, or under any other provision of the Bylaws, to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders.

(g) Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act to the extent such Rule 14a-8 applies to the Corporation and such shareholder. Nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(h) The disclosures required by Section 10 of these Bylaws shall not include any disclosures with respect to ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a shareholder of record and acting solely as a result of being the shareholder of record or nominee directed to prepare and submit the notice required by Section 10(a) or Section 10(b), as the case may be, on behalf of a beneficial owner other than the disclosure within the time periods required

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herein of the name and address of such broker, dealer, commercial bank, trust company or other nominee, the nature of its relationship with such beneficial owner and the number of shares or other securities of the Corporation held on behalf of such beneficial owner.

Section 11. Submission of Questionnaire, Representation and Agreements. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 10 of these Bylaws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, resignation, confidentiality and publicly disclosed stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

Section 12. Voting. Each shareholder shall at every meeting of shareholders be entitled to one vote, in person or by proxy, for each share of stock having voting power held by such shareholder. Unless otherwise provided by law, no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. All matters other than elections of directors shall be decided by a majority, in person or by proxy, except as otherwise required by the OGCA or the Certificate. All elections of directors shall be decided by a plurality.

Section 13. List of Shareholders. Unless otherwise provided by the OGCA, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder, and the number of shares registered in the name of each shareholder, shall be prepared by the officer in charge of the stock ledger. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are shareholders entitled to examine the stock ledger,

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the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 14. Action by Written Consent of Shareholders. Unless otherwise provided by the OGCA, including specifically Section 1073 of the OGCA, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Board of Directors may fix, in advance, the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, which shall not be more than sixty (60) days prior to the taking of such action. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE II

Directors

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The chairman of the Board, if one has been elected, shall be a director and preside at all meetings of the Board, shareholders and committees of which he or she is a member. The chairman shall have such powers and perform such duties as may be authorized by the Board. The chairman may delegate this power to the chief executive officer, the president or a vice president of the Corporation without a vote of the Board.

Section 2. Number. The number of directors shall be determined by resolution of the board of directors, subject to the requirements of the Certificate. The Board shall be divided into three classes as nearly equal in number as may be feasible, and the members of each class shall be elected for a term of three years and until such directors’ successors are duly elected and qualified.

Section 3. Place of Meetings. Board meetings may be held at such places, within or without the State of Oklahoma, as stated in these Bylaws or as the Board may from time to time determine or as may be specified in the call of any meetings.

Section 4. Regular Meetings. The annual meeting of the Board shall be held without call or notice immediately after and at the same general place as the annual meeting of the shareholders, for the purpose of electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the Board may be held at such place and at such time as shall be fixed by resolution of the Board but in the absence of such resolution shall be held upon call by the president or a majority of directors.

Section 5. Special Meetings. Special meetings of the Board may be called by the chairman of the Board or the president or by a majority of the directors then in office. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at

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least two (2) days before the day on which the meeting is to be held, or shall be sent to such director at such place by telecopy or by electronic transmission or be given personally or by telephone, not later than one (1) day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the date, time and place but need not state the purpose of the meeting.

Section 6. Quorum. A majority of the total number of directors, excluding any vacancies, shall constitute a quorum for the transaction of business at any meeting of the Board; provided, however, that in no event shall a number which is less than one-third (1/3) of the total number of directors constitute a quorum. The act of a majority of directors present in person at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors present at any meeting may, regardless of whether a quorum is present, adjourn the meeting from time to time without notice other than announcement at the meeting.

Section 7. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

Section 8. Presence at Meeting. Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall be deemed presence in person at such meeting.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

Section 10. Committees of the Board. The Board may, by resolution passed by the Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation and have such name or names as may be determined from time to time by resolution adopted by the Board. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and generally perform such duties and exercise such powers as may be directed or delegated by the Board from time to time, and, furthermore, may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member. Each such committee shall keep regular minutes of its proceedings and report the same to the Board as and when required.

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Section 11. Compensation. Each director shall be reimbursed for reasonable expenses incurred in attending any meeting of the Board or of any committee of which such director shall be a member. The Board may by resolution allow reasonable fees to some or all of the directors for attendance at any Board or committee meeting. No such payment shall preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

Officers and Employees

Section 1. Election. At the annual meeting of the Board, there shall be elected such officers as may be necessary to enable the Corporation to sign instruments and stock certificates which comply with the OGCA. Such officers may include a chairman of the Board, chief executive officer, a president, one or more vice presidents (who may be designated by different classes), a secretary, a treasurer and other officers. No officer need be a director. Two or more offices may be held by the same person.

Section 2. Term, Removal and Vacancies. All officers shall serve at the pleasure of the Board. Any officer elected or appointed by the Board may be removed at any time by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office shall be filled by the Board.

Section 3. Chief Executive Officer. If the Board has elected a chairman of the Board, it may designate the chairman of the Board as the chief executive officer of the Corporation. If no chairman of the Board has been elected, or in his or her absence or inability to act, or if no such designation has been made by the Board, the president shall be the chief executive officer of the Corporation. The chief executive officer shall (i) have the overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to any directions which may be given by the Board, (ii) shall have authority to designate the duties and powers of officers and delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the laws of the State of Oklahoma, these Bylaws or action of the Board, and shall in general have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board from time to time.

Section 4. President. If the Board has elected a chairman of the Board and designated such officer as the chief executive officer of the Corporation, the president may serve as chief operating officer and shall be subject to the control of the Board and the chairman of the Board. The president shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board or the chairman of the Board. If the Board has not elected a chairman of the Board, or if one has been elected and has not been designated the chief executive officer of the Corporation, then the president shall be the chief executive officer of the Corporation with the powers and duties provided in Article III, Section 3, of these Bylaws. In any event, the president shall have the power to execute, and shall execute, bonds, deeds, mortgages, extensions, agreements, modification of mortgage agreements, leases and contracts or other instruments of the Corporation except where required or permitted by law to be otherwise

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signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board or by the president to some other officer or agent of the Corporation. The president may sign with the secretary or an assistant secretary, certificates for shares of stock of the Corporation, the issuance of which shall have been duly authorized by the Board, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the Corporation. In the absence of an elected Treasurer, unless the Board otherwise prescribes, the president shall serve as Treasurer. The president, in general, shall have all other powers and shall perform all other duties as may be prescribed by the Board from time to time.

Section 5. Vice Presidents. A vice president shall perform such duties as may from time to time be assigned to him or her by the Board or by the chairman or the president. In the absence or inability to act of the president, the vice president (or if there is more than one vice president, in the order designated by the Board and, absent such designation, in the order of their first election to that office) shall perform the duties and discharge the responsibilities of the president.

Section 6. Secretary. The secretary shall be the keeper of the corporate records, and shall give notice of, attend, and record minutes of meetings of shareholders and directors. The secretary shall, in general, perform all duties incident to the office of secretary and such other duties as may be assigned to him or her by the Board or by the president. The assistant secretaries, if any, shall have such duties as shall be delegated to them by the secretary and, in the absence of the secretary, the senior of them present shall discharge the duties of the secretary.

Section 7. Treasurer. The treasurer shall be responsible for (i) the custody and safekeeping of all of the funds and securities of the Corporation, (ii) the receipt and deposit of all moneys paid to the Corporation, (iii) where necessary or appropriate, the endorsement for collection on behalf of the Corporation of all checks, drafts, notes and other obligations payable to the Corporation, (iv) the disbursement of funds of the Corporation under such rules as the Board may from time to time adopt, (v) maintaining the general books of account of the Corporation, and (vi) the performance of such further duties as are incident to the office of treasurer or as may be assigned to him or her by the Board or by the president. The assistant treasurers, if any, shall have such duties as shall be delegated to them by the treasurer, and in the absence of the treasurer, the senior one of them present shall discharge the duties of the treasurer. In the absence of an elected Treasurer, unless the Board otherwise prescribes, the president shall serve as Treasurer.

ARTICLE IV

Stock Certificates and Transfer Books

Section 1. Certificates. Unless the Board determines that any shares shall be uncertificated, every shareholder shall be entitled to have a certificate in such form as the Board shall from time to time approve, signed by, or in the name of the Corporation by (i) the chairman of the Board, if any, the president or any vice president and (ii) the treasurer, or assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him or her in the Corporation. During the time in which the Corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the Corporation will furnish without charge to each

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shareholder who so requests, the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

The signatures of any of the officers on a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

Section 2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Oklahoma.

Section 3. Transfer Agent and Registrar. The Corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each in charge of a registrar designated by the Board, wherein such shares of stock shall be registered. To the extent authorized by the Board, the same entity may serve both as a transfer agent and registrar.

Section 4. Lost, Stolen, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5. Transfer of Stock. Transfer of shares shall, except as provided in Section 4 of this Article IV, be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

Section 6. Inspectors of Elections. The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at

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the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Section 7. Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Notwithstanding the foregoing, at the time the Board fixes a record date to determine the shareholders entitled to notice of any meeting of shareholders, the Board may fix a record date that is on or before the date of the meeting to determine the shareholders entitled to vote at such meeting. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting and, provided further, that if the Board fixes a new record date for determination of shareholders entitled to vote and the adjourned meeting, then the Board shall also fix a new record date for shareholders entitled to notice of that adjourned meeting, which date may be the same or an earlier date as that fixed for determination of shareholders entitled to vote thereat.

ARTICLE V

General Provisions

Section 1. Offices. The principal office of the Corporation shall be maintained at the Corporation’s registered office in Oklahoma City, Oklahoma, or at such other place as the Board may determine. The Corporation may have such other offices or locations as the Board may from time to time determine.

Section 2. Voting of Stock. Unless otherwise ordered by the Board, the chairman of the Board, if any, the chief executive officer, the president, each vice president, and such officer as the chairman of the Board may delegate pursuant to Article II, Section 1 of these Bylaws, shall have full power and authority, in the name and on behalf of the Corporation, to attend, act and vote at any meeting of shareholders and/or with respect to any matter concerning any company or entity in which the Corporation may hold shares of stock or other ownership interest, and at any such meeting or action relating to such entity, shall possess and may exercise any and all rights and powers incident to the ownership of such shares or interest and which, as the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may

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delegate such power and authority to any other officer, agent or employee of the Corporation.

Section 3. Notices. Unless otherwise provided herein, whenever notice is required to be given, it shall not be construed to require personal notice, but such notice may be given in writing by depositing the same in the United States mail, addressed to the individual to whom notice is being given at such address as appears on the records of the Corporation, with postage there on prepaid. Such notice shall be deemed to be given at the time when the same shall be thus deposited.

Section 4. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

Indemnification of Officers,
Directors, Employees and Agents

Section 1. Actions Other than in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation or, while a director of officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, no indemnification by the Corporation shall be made for expenses, penalties or other payments incurred in connection with an administrative proceeding or action instituted by a bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the Corporation or a subsidiary bank.

Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation or, while a director of officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership,

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joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3. Advancement of Expenses. To the fullest extent permitted by law, expenses incurred in defending an action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized herein; provided, however, that no expenses shall be advanced by the Corporation in connection with an administrative proceeding or action instituted by a bank regulatory agency if such advance would violate any lawful prohibition against such advance.

Section 4. Insurance. The Corporation may purchase (upon resolution duly adopted by the Board) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

Section 5. Indemnification Required. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to herein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 6. Indemnification Permitted. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to herein or in defense of any claim, issue or matter therein, he or she may, at the Board’s discretion, be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 7. Entitlement; Nonexclusivity. Each person entitled to indemnification under this Article VI shall be entitled, without demand by him or her upon the Corporation or any action by the Corporation, to enforce his right to such indemnity in an action at law against the Corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be

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deemed exclusive of any rights pursuant to the Certificate, the OGCA, or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

ARTICLE VII

Exclusive Forum

Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Western District of Oklahoma (or, if the federal district court does not have jurisdiction, a state court of the State of Oklahoma located in Oklahoma County) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the OGCA, the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VI. If any action the subject matter of which is within the scope of this Article VI is filed in a court other than the United States District Court for the Western District of Oklahoma or a state court of the State of Oklahoma located in Oklahoma County (a “Foreign Action”) by or in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the United States District Court for the Western District of Oklahoma and any state court of the State of Oklahoma located in Oklahoma County in connection with any action brought in such court to enforce the provisions of this Article VI and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

ARTICLE VIII

Amendments

These Bylaws may be altered, amended or repealed or new bylaws may be adopted in accordance with the Certificate and the OGCA.

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